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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IXC Communications, Inc. 1997 Special Executive Stock Plan of our report dated February 28, 1998, with respect to the consolidated financial statements of IXC Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

Austin, Texas
April 9, 1998